                         Exhibit 99.1
For Immediate Release

Hudson Global Reports 2020 Fourth Quarter and Full-Year Results

OLD GREENWICH, CT - March 11, 2021 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, announced today financial results for the fourth quarter and full year ended December 31, 2020.
2020 Fourth Quarter Summary

•Revenue of $27.3 million increased 7.4% from the fourth quarter of 2019, or 2.3% in constant currency.

•Adjusted net revenue of $11.3 million increased 1.5% from the fourth quarter of 2019, or decreased 2.5% in constant currency.

•Net income of $1.2 million, or $0.41 per basic and diluted share, versus net income of $1.5 million, or $0.48 per basic and diluted share, in the fourth quarter of 2019. Adjusted net income per diluted share (Non-GAAP measure)* decreased to $0.20 from adjusted net income per diluted share of $0.51 in the fourth quarter of 2019.

•Adjusted EBITDA (Non-GAAP measure)* was $0.7 million, versus adjusted EBITDA of $0.9 million in the fourth quarter of 2019.

2020 Full-Year Summary

•Revenue of $101.4 million increased 8.1% from 2019, or 7.6% in constant currency.

•Adjusted net revenue of $39.1 million decreased 10.3% from 2019, or 10.6% in constant currency.

•Net loss of $1.2 million, or $0.43 per basic and diluted share, compared to net loss of $1.0 million, or $0.30 per basic and diluted share, in 2019. Adjusted net loss per diluted share (Non-GAAP measure)* of $0.38 decreased from adjusted net income per diluted share of $0.04 in the prior year.

•Adjusted EBITDA loss (Non-GAAP measure)* was $0.4 million, versus adjusted EBITDA of $0.5 million in 2019.

"2020 was a uniquely challenging year for our clients and our business due to the impacts of the COVID-19 pandemic," said Jeff Eberwein, Chief Executive Officer at Hudson Global. "However, we have begun to see activity levels rebound, especially in the life sciences and technology sectors, and we believe we are well positioned to return to growth alongside our clients in 2021."

* The Company provides Non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States ("GAAP"). Constant currency, Adjusted EBITDA, EBITDA, adjusted net income or loss, and adjusted net income or loss per diluted share are defined in the segment tables at the end of this release and a reconciliation of such Non-GAAP measures to the most directly comparable GAAP measures is included within such segment tables.

Regional Highlights

Asia Pacific

Asia Pacific revenue of $20.0 million increased 5% and adjusted net revenue of $5.5 million decreased 8% in constant currency in the fourth quarter of 2020 compared to the same period in 2019. EBITDA was $1.0 million in the fourth quarter of 2020 compared to EBITDA of $1.1 million a year ago. Asia Pacific delivered adjusted EBITDA of $1.5 million in the fourth quarter of 2020 versus adjusted EBITDA of $1.2 million in the fourth quarter of 2019.

For full year 2020, Asia Pacific revenue of $75.6 million increased 23% and adjusted net revenue of $19.8 million decreased 7% in constant currency compared to 2019. The revenue increase in 2020 was due to having a full year of the significant MSP contract in Australia we started in the second quarter of 2019. EBITDA for full year 2020 was $2.9 million, compared to EBITDA of $2.2 million in 2019. Adjusted EBITDA for full year 2020 was $3.9 million up from $3.3 million in 2019.

Americas

In the fourth quarter of 2020, Americas revenue of $3.5 million increased 20% and adjusted net revenue of $3.2 million increased 16% in constant currency compared to the fourth quarter of 2019. These increases were attributable to the acquisition of Coit Group at the beginning of the fourth quarter of 2020. EBITDA was $0.7 million in the fourth quarter of 2020 up from breakeven EBITDA last year. Adjusted EBITDA loss was $0.1 million for the fourth quarter of 2020 compared to adjusted EBITDA of $0.2 million a year ago.

For full year 2020, Americas revenue of $10.9 million decreased 20% and adjusted net revenue of $9.6 million decreased 22% in constant currency from 2019. EBITDA loss was $1.0 million for full year 2020 compared to EBITDA of $0.1 million in 2019. Adjusted EBITDA loss was $1.4 million for full year 2020 compared to adjusted EBITDA of $0.6 million in 2019.

Europe

Europe revenue of $3.8 million decreased 20% and adjusted net revenue of $2.6 million decreased 9% in constant currency in the fourth quarter of 2020 compared to the fourth quarter of 2019. EBITDA was $0.2 million in the fourth quarter of 2020, flat versus a year ago. Adjusted EBITDA was $0.2 million in the fourth quarter of 2020 compared to $0.4 million a year ago.

For full year 2020, Europe revenue of $14.9 million decreased 21% and adjusted net revenue of $9.7 million decreased 6% in constant currency compared to 2019. EBITDA was $0.5 million for full year 2020 compared to $0.1 million in 2019. Adjusted EBITDA was $0.4 million for full year 2020 compared to adjusted EBITDA of $0.6 million in 2019.

Corporate Costs

The Company's corporate costs of $0.8 million and $3.3 million for the fourth quarter and year ended 2020 excluded $0.3 million and $0.8 million of non-recurring expenses, respectively. This compares to corporate costs of $0.9 million and $4.1 million for the fourth quarter and year ended 2019, which excluded $0.1 million and $1.1 million of non-recurring expenses, respectively.

Liquidity and Capital Resources

The Company ended the fourth quarter of 2020 with $26.2 million in cash, including $0.4 million in restricted cash. The Company used $0.1 million in cash flow from operations in the fourth quarter of 2020 compared to generating $2.7 million in the fourth quarter of 2019. For the full year, the company used $1.4 million in cash flow from operations compared to using $4.8 million a year ago.

Share Repurchase Program

Through 2019 and 2020, the Company reduced its share count by 16% and continues to view share repurchases as an attractive use of capital. Under its $10 million common stock share repurchase program, the Company has $1.7 million remaining.

NOL Carryforward

Hudson Global has $318 million of usable net operating losses (“NOL”) in the U.S., which the Company considers to be a very valuable asset for its stockholders. In order to protect the value of the NOL for all stockholders, the Company has a rights agreement and charter amendment in place that limit beneficial ownership of Hudson Global common stock to 4.99%. Stockholders who wish to own more than 4.99% of Hudson Global common stock, or who already own more than 4.99% of Hudson Global common stock and wish to buy more, may only acquire additional shares with the Board’s prior written approval.

COVID-19 Update

As disclosed in previously issued Company press releases as well as in our Form 10-K and Form 10-Qs, our business has been adversely impacted by the COVID-19 outbreak and the accompanying economic downturn. This downturn, as well as the uncertainty regarding the duration, spread and intensity of the outbreak, led to an initial reduction in demand for our services in 2020. Some of our customers instituted hiring freezes, while other customers that are more capable of working remotely were allowed to operate somewhat as usual. While we have seen some recovery, as evidenced by our fourth quarter results, this demand is still below pre-pandemic levels. The expected timeline for full recovery in demand for our services remains uncertain and difficult to predict considering the rapidly evolving landscape but we are beginning to see signs of positive momentum at certain clients.

The Company is vigilantly monitoring the business environment surrounding COVID-19 and continues to proactively address this situation as it evolves. The Company is confident that it can continue to take appropriate actions to manage the business in this challenging environment due to the flexibility of its workforce and the strength of its balance sheet.

Conference Call/Webcast

The Company will conduct a conference call today, March 11, 2021, at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the Company's web site at hudsonrpo.com.

If you wish to join the conference call, please use the dial-in information below:
•Toll-Fee Dial-In Number: (866) 220-5784
•International Dial-In Number: (615) 622-8063
•Conference ID #: 4293877

The archived call will be available on the investor information section of the Company's web site at hudsonrpo.com.

About Hudson Global

Hudson Global, Inc. is a leading global total talent solutions provider operating under the brand name Hudson RPO. We deliver innovative, customized recruitment outsourcing and total talent solutions to organizations worldwide. Through our consultative approach, we develop tailored talent solutions designed to meet our clients’ strategic growth initiatives. As a trusted advisor, we meet our commitments, deliver quality and value, and strive to exceed expectations.

For more information, please visit us at hudsonrpo.com or contact us at ir@hudsonrpo.com.

Investor Relations:
The Equity Group
Lena Cati
212 836-9611 / lcati@equityny.com

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the adverse impacts of the recent coronavirus, or COVID-19 outbreak; the Company’s ability to successfully achieve its strategic initiatives; risks related to potential acquisitions or dispositions of businesses by the Company; the Company’s ability to retain and recruit qualified management and/or advisors; the Company’s ability to operate successfully as a company focused on its RPO business; risks related to fluctuations in the Company's operating results from quarter to quarter; the loss of or material reduction in our business with any of the Company’s largest customers; the ability of clients to terminate their relationship with the Company at any time; competition in the Company's markets; the negative cash flows and operating losses that may recur in the future; risks relating to how future credit facilities may affect or restrict our operating flexibility; risks associated with the Company's investment strategy; risks related to international operations, including foreign currency fluctuations, political events, natural disasters or health crises, including the ongoing COVID-19 outbreak; the Company's dependence on key management personnel; the Company's ability to attract and retain highly skilled professionals; the Company's ability to collect accounts receivable; the Company’s ability to maintain costs at an acceptable level; the Company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the Company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives, and limits on related insurance coverage; the Company’s ability to utilize net operating loss carry-forwards; volatility of the Company's stock price; the impact of government regulations; and restrictions imposed by blocking arrangements. Additional information concerning these, and other factors is contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue	$27,331	$25,448	$101,448	$93,811

Operating expenses:
Direct contracting costs and reimbursed expenses	16,048	14,333	62,367	50,245
Selling, general and administrative expenses	11,314	10,473	41,548	45,142
Depreciation and amortization	106	23	179	85
Total operating expenses	27,468	24,829	104,094	95,472
Operating (loss) income	(137)	619	(2,646)	(1,661)
Non-operating income (expense):
Interest income, net	16	91	149	617
PPP loan forgiveness	1,326	—	1,326	—
Other (expense) income, net	(11)	(123)	463	(338)
Income (loss) from continuing operations before provision for income taxes	1,194	587	(708)	(1,382)
(Benefit from) provision for income taxes	(3)	(896)	535	(540)
Income (loss) from continuing operations	1,197	1,483	(1,243)	(842)
Loss from discontinued operations, net of income taxes	—	—	—	(113)
Net income (loss)	$1,197	$1,483	$(1,243)	$(955)
Earnings (loss) per share:
Basic
Earnings (loss) per share from continuing operations	$0.41	$0.48	$(0.43)	$(0.27)
Loss per share from discontinued operations	—	—	—	(0.04)
Earnings (loss) per share	$0.41	$0.48	$(0.43)	$(0.30)
Diluted
Earnings (loss) per share from continuing operations	$0.41	$0.48	$(0.43)	$(0.27)
Loss per share from discontinued operations	—	—	—	(0.04)
Earnings (loss) per share	$0.41	$0.48	$(0.43)	$(0.30)
Weighted-average shares outstanding:
Basic	2,884	3,072	2,911	3,131
Diluted	2,894	3,111	2,911	3,131

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$25,806	$31,190
Accounts receivable, less allowance for doubtful accounts of $10 and $174, respectively	13,445	12,795
Restricted cash, current	152	148
Prepaid and other	889	804
Total current assets	40,292	44,937
Property and equipment, net	115	186
Operating lease right-of-use assets	210	401
Goodwill	2,088	—
Intangible assets, net	1,400	—
Deferred tax assets	1,037	793
Restricted cash	241	380
Other assets	3	7
Total assets	$45,386	$46,704
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$576	$1,064
Accrued expenses and other current liabilities	9,241	8,178
Operating lease obligations, current	192	246
Total current liabilities	10,009	9,488
Income tax payable	887	845
Operating lease obligations	22	160
Other liabilities	188	177
Total liabilities	11,106	10,670
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 20,000 shares authorized; 3,672 and 3,663 shares issued; 2,685 and 2,936 shares outstanding, respectively	4	4
Additional paid-in capital	486,825	486,088
Accumulated deficit	(437,750)	(436,507)
Accumulated other comprehensive loss, net of applicable tax	526	(479)
Treasury stock, 987 and 726 shares, respectively, at cost	(15,325)	(13,072)
Total stockholders’ equity	34,280	36,034
Total liabilities and stockholders' equity	$45,386	$46,704

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For The Three Months Ended December 31, 2020	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$19,972	$3,538	$3,821	$—	$27,331
Adjusted net revenue, from external customers (1)	$5,483	$3,167	$2,633	$—	$11,283
Net income					$1,197
Benefit from income taxes					(3)
Interest income, net					(16)
Depreciation and amortization					106
EBITDA (loss) (2)	$998	$723	$158	$(595)	1,284
Non-operating expense (income), including corporate administration charges and PPP loan forgiveness	483	(1,262)	46	(582)	(1,315)
Stock-based compensation expense	11	92	1	62	166
Non-recurring severance and professional fees	—	209	—	315	524
Compensation expense related to the Coit acquisition (3)	—	91	—	—	91
Adjusted EBITDA (loss) (2)	$1,492	$(147)	$205	$(800)	$750

For The Three Months Ended December 31, 2019	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$17,869	$2,933	$4,646	$—	$25,448
Adjusted net revenue, from external customers (1)	$5,593	$2,733	$2,789	$—	$11,115
Net income					$1,483
Benefit from income taxes					(896)
Interest income, net					(91)
Depreciation and amortization					23
EBITDA (loss) (2)	$1,059	$43	$223	$(806)	519
Non-operating expense (income), including corporate administration charges	147	114	137	(275)	123
Stock-based compensation expense	22	6	3	119	150
Non-recurring severance and professional fees	—	—	—	97	97
Adjusted EBITDA (loss) (2)	$1,228	$163	$363	$(865)	$889

1.Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
2.Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, business reorganization expenses, stock-based compensation expense, and other non-recurring expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
3.Represents compensation expense payable to the principals of Coit per the terms of the acquisition agreement, including a promissory note for $1.35 million payable over three years.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE
(in thousands)
(unaudited)

For The Year Ended December 31, 2020	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$75,633	$10,866	$14,949	$—	$101,448
Adjusted net revenue, from external customers (1)	$19,814	$9,598	$9,669	$—	$39,081
Net loss					$(1,243)
Provision for income taxes					535
Interest income, net					(149)
Depreciation and amortization					179
EBITDA (loss) (2)	$2,877	$(1,044)	$481	$(2,992)	(678)
Non-operating expense (income), including corporate administration charges and PPP loan forgiveness	1,002	(1,076)	(74)	(1,641)	(1,789)
Stock-based compensation expense	60	88	6	583	737
Non-recurring severance and professional fees	—	528	—	755	1,283
Compensation expense related to the Coit acquisition (3)	—	91	—	—	91
Adjusted EBITDA (loss) (2)	$3,939	$(1,413)	$413	$(3,295)	$(356)

For The Year Ended December 31, 2019	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$61,438	$13,565	$18,808	$—	$93,811
Adjusted net revenue, from external customers (1)	$21,177	$12,291	$10,098	$—	$43,566
Net loss					$(955)
Loss from discontinued operations, net of income taxes					(113)
Loss from continuing operations					(842)
Benefit from income taxes					(540)
Interest income, net					(617)
Depreciation and amortization					85
EBITDA (loss) (2)	$2,194	$60	$84	$(4,252)	(1,914)
Non-operating expense (income), including corporate administration charges	957	563	544	(1,726)	338
Stock-based compensation expense	102	26	8	825	961
Non-recurring severance and professional fees	—	—	—	1,072	1,072
Adjusted EBITDA (loss) (2)	$3,253	$649	$636	$(4,081)	$457

1.Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
2.Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, business reorganization expenses, stock-based compensation expense, and other non-recurring expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
3.Represents compensation expense payable to the principals of Coit per the terms of the acquisition agreement, including a promissory note for $1.35 million payable over three years.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands)
(unaudited)

The Company operates on a global basis, with the majority of its revenue generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, adjusted net revenue, selling, general and administrative expenses ("SG&A"), business reorganization expenses and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends. The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	For The Three Months Ended December 31,
	2020	2019
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Asia Pacific	$19,972	$17,869	$1,120	$18,989
Americas	3,538	2,933	4	2,937
Europe	3,821	4,646	155	4,801
Total	$27,331	$25,448	$1,279	$26,727
Adjusted net revenue (1):
Asia Pacific	$5,483	$5,593	$343	$5,936
Americas	3,167	2,733	4	2,737
Europe	2,633	2,789	105	2,894
Total	$11,283	$11,115	$452	$11,567
SG&A (2):
Asia Pacific	$4,002	$4,387	$258	$4,645
Americas	3,705	2,576	10	2,586
Europe	2,430	2,430	129	2,559
Corporate	1,177	1,080	—	1,080
Total	$11,314	$10,473	$397	$10,870
Operating income (loss):
Asia Pacific	$1,467	$1,194	$81	$1,275
Americas	(623)	152	(5)	147
Europe	197	355	(24)	331
Corporate	(1,178)	(1,082)	—	(1,082)
Total	$(137)	$619	$52	$671
EBITDA (loss):
Asia Pacific	$998	$1,059	$74	$1,133
Americas	723	43	(5)	38
Europe	158	223	(29)	194
Corporate	(595)	(806)	(2)	(808)
Total	$1,284	$519	$38	$557

1.Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
2.SG&A is a measure that management uses to evaluate the segments’ expenses and includes salaries and related costs and other selling, general and administrative costs.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY (continued)
(in thousands)
(unaudited)

	For The Year Ended December 31,
	2020	2019
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Asia Pacific	$75,633	$61,438	$300	$61,738
Americas	10,866	13,565	(12)	13,553
Europe	14,949	18,808	170	18,978
Total	$101,448	$93,811	$458	$94,269
Adjusted net revenue (1):
Asia Pacific	$19,814	$21,177	$16	$21,193
Americas	9,598	12,291	(6)	12,285
Europe	9,669	10,098	141	10,239
Total	$39,081	$43,566	$151	$43,717
SG&A (2):
Asia Pacific	$15,941	$17,957	$(87)	$17,870
Americas	11,814	11,739	—	11,739
Europe	9,160	9,473	135	9,608
Corporate	4,633	5,973	—	5,973
Total	$41,548	$45,142	$48	$45,190
Operating income (loss):
Asia Pacific	$3,827	$3,112	$102	$3,214
Americas	(2,218)	605	(6)	599
Europe	383	605	—	605
Corporate	(4,638)	(5,983)	—	(5,983)
Total	$(2,646)	$(1,661)	$96	$(1,565)
EBITDA (loss):
Asia Pacific	$2,877	$2,194	$110	$2,304
Americas	(1,044)	60	(5)	55
Europe	481	84	(6)	78
Corporate	(2,992)	(4,252)	(2)	(4,254)
Total	$(678)	$(1,914)	$97	$(1,817)

1.Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
2.SG&A is a measure that management uses to evaluate the segments’ expenses and includes salaries and related costs and other selling, general and administrative costs.

HUDSON GLOBAL, INC.
RECONCILIATION OF ADJUSTED NET INCOME PER DILUTED SHARE
(in thousands, except per share amounts)
(unaudited)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended December 31, 2020	Net Income	Outstanding	Share
Net income	$1,197	2,894	$0.41
Non-recurring items (after tax)	(801)	2,894	(0.28)
Compensation expense related to the Coit acquisition (after tax) (1)	183	2,894	0.06
Adjusted net income (2)	$579	2,894	$0.20

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended December 31, 2019	Net Income	Outstanding	Share
Net income	$1,483	3,111	$0.48
Non-recurring items (after tax)	97	3,111	0.03
Adjusted net income (2)	$1,580	3,111	$0.51

	Adjusted	Diluted Shares	Per Diluted
For The Year Ended December 31, 2020	Net Loss	Outstanding	Share
Net loss	$(1,243)	2,911	$(0.43)
Non-recurring items (after tax)	(44)	2,911	(0.01)
Compensation expense related to the Coit acquisition (after tax) (1)	183	2,911	0.06
Adjusted net loss (2)	$(1,104)	2,911	$(0.38)

	Adjusted	Diluted Shares	Per Diluted
For The Year Ended December 31, 2019	Net Income	Outstanding	Share
Net loss	$(955)	3,131	$(0.30)
Non-recurring items (after tax)	1,072	3,131	0.34
Adjusted net income (2)	$117	3,131	$0.04

(1)    Represents compensation expense payable to the principals of Coit per the terms of the acquisition agreement, including a promissory note for $1.35 million payable over three years, and $500k of the Company's common stock vesting over 30 months.

(2)    Adjusted net income or loss and adjusted net income or loss per diluted share are Non-GAAP measures defined as reported net income or loss and reported net income or loss per diluted share before items such as PPP loan forgiveness, acquisition-related costs, and non-recurring severance and professional fees after tax that are presented to provide additional information about the company's operations on a basis consistent with the measures that the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted net income or loss and adjusted net income or loss per diluted share should not be considered in isolation or as substitutes for net income or loss and net income or loss per share and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as measures of the company's profitability or liquidity. Further, adjusted net income or loss and adjusted net income or loss per diluted share as presented above may not be comparable with similarly titled measures reported by other companies.